       As filed with the Securities and Exchange Commission on February 20, 2002

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SANMINA-SCI CORPORATION
             (Exact name of Registrant as specified in its charter)


        DELAWARE                                        77-0228183
(State of incorporation)                 (I.R.S. Employer Identification Number)


                             2700 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 964-3500
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                           --------------------------

                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                                 1999 STOCK PLAN
                            (Full title of the plan)

                           --------------------------

                                    JURE SOLA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             SANMINA-SCI CORPORATION
                             2700 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 964-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                   Copies to:

                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

====================================================================================================
                                           CALCULATION OF REGISTRATION FEE

                                                        PROPOSED
                                                        MAXIMUM        PROPOSED
                                                        OFFERING        MAXIMUM           AMOUNT OF
    TITLE OF SECURITIES TO           AMOUNT TO BE      PRICE PER       AGGREGATE        REGISTRATION
         BE REGISTERED                REGISTERED         SHARE       OFFERING PRICE         FEE
1993 EMPLOYEE STOCK PURCHASE PLAN
Common Stock, $0.01 par value,
  shares available for grant        3,000,000 shares    $11.92(1)     $ 35,760,000.00     $3,289.92

1999 STOCK PLAN
Common Stock, $0.01 par value,
  shares available for grant       12,000,000 shares    $11.92(2)     $143,040,000.00    $13,159.68

TOTAL                              15,000,000 SHARES                                     $16,449.60
====================================================================================================

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457 (h) under the Securities Act of 1933 as to the 3,000,000 shares of Common Stock authorized for issuance pursuant to the 1993 Employee Stock Purchase Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on February 19, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457 (h) under the Securities Act of 1933 as to the 12,000,000 shares of Common Stock authorized for issuance pursuant to the 1999 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on February 19, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable.
================================================================================

            STATEMENT UNDER GENERAL INSTRUCTION E -- REGISTRATION OF
                              ADDITIONAL SECURITIES

        This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1993 Employee Stock Purchase Plan and the 1999 Stock Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333--64294) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission on June 29, 2001 including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

        (1) Annual Report on Form 10-K for the fiscal year ended September 29, 2001.

        (2) Quarterly Report on Form 10-Q for the quarter ended December 29,
2001.

        (3) Current Report on Form 8-K dated December 12, 2001.

        (4) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed on February 19, 1993, including any amendment or report filed for the purpose of updating such description.

        (5) The description of Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A/A, filed on May 25, 2001, including any amendment or report filed for the purpose of updating such description.

        (6) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

            EXHIBIT
            NUMBER                           DESCRIPTION
            -------                          -----------
              4.1     1993 Employee Stock Purchase Plan As Amended December 2001
              5.1     Opinion of Counsel as to the legality of securities being registered
             23.1     Consent of Counsel (contained in Exhibit 5.1)
             23.2     Consent of Arthur Andersen LLP, Independent Auditors
             24.1     Power of Attorney (see page II-5)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 20th day of February, 2002.

                                      SANMINA-SCI CORPORATION

                                      By:            /s/ JURE SOLA
                                         ---------------------------------------
                                                        Jure Sola
                                         Co-Chairman and Chief Executive Officer
                                               (Principal Executive Officer)


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jure Sola and Randy Furr, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                TITLE                         DATE
--------------------------------------    ---------------------------------     -----------------
           /s/ JURE SOLA                  Co-Chairman of the Board, Chief       February 20, 2002
--------------------------------------    Executive Officer and Director
               Jure Sola                  (Principal Executive Officer)


         /s/ A. EUGENE SAPP, JR.          Co-Chairman of the Board and          February 20, 2002
--------------------------------------    Director
          A. Eugene Sapp, Jr.


             /s/ RANDY FURR               President, Chief Operating            February 20, 2002
---------------------------------------   Officer and Director
               Randy Furr


           /s/ RICK R. ACKEL              Executive Vice President and          February 20, 2002
---------------------------------------   Chief Financial Officer
             Rick R. Ackel                (Principal Financial and
                                          Accounting Officer)


           /s/ NEIL BONKE                 Director                              February 20, 2002
---------------------------------------
              Neil Bonke


           /s/ JOHN BOLGER                Director                              February 20, 2002
---------------------------------------
              John Bolger

           /s/ MARIO ROSATI               Director                              February 20, 2002
---------------------------------------
              Mario Rosati


           /s/ JOSEPH SCHELL              Director                              February 20, 2002
---------------------------------------
              Joseph Schell


         /s/ WAYNE SHORTRIDGE             Director                              February 20, 2002
---------------------------------------
           Wayne Shortridge


       /s/ BERNARD VONDERSCHMITT          Director                              February 20, 2002
---------------------------------------
         Bernard Vonderschmitt


          /s/ JACKIE M. WARD              Director                              February 20, 2002
---------------------------------------
             Jackie M. Ward

                                INDEX TO EXHIBITS

 EXHIBIT NUMBER                    DESCRIPTION
 --------------                    -----------
       4.1       1993 Employee Stock Purchase Plan As Amended December 2001
       5.1       Opinion of Counsel as to the legality of securities being registered
      23.1       Consent of Counsel (contained in Exhibit 5.1)
      23.2       Consent of Arthur Andersen LLP, Independent Auditors